                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            PLAINS RESOURCES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             PLAINS RESOURCES INC.
                               1600 SMITH STREET
                             HOUSTON, TEXAS  77002



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1997



TO THE STOCKHOLDERS OF PLAINS RESOURCES INC.:

   The 1997 Annual Meeting of Stockholders of Plains Resources Inc. (the "Company") will be held in the Granger B Room at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas at 10:00 a.m., local time, on Thursday, May 22, 1997, for the following purposes:

       1. To elect eight directors; and

       2. To transact any other business properly brought before the meeting and any adjournment thereof.

   Only stockholders of record at the close of business on March 26, 1997, will receive notice of and be entitled to vote at the meeting and any adjournment thereof.

                                    By Order of the Board of Directors,


                                    Michael R. Patterson
                                    Vice President, General Counsel & Secretary


April 11, 1997



YOU ARE RESPECTFULLY REQUESTED TO PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             PLAINS RESOURCES INC.
                               1600 SMITH STREET
                             HOUSTON, TEXAS  77002

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Plains Resources Inc. (the "Company") of the enclosed proxy to be used at the 1997 Annual Meeting of Stockholders of the Company (the "Meeting") to be held in the Granger B Room at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas at 10:00 a.m., local time, on Thursday, May 22, 1997, and at any adjournment of such Meeting. You are respectfully requested to sign, date and return the enclosed Proxy Card in the enclosed return envelope as soon as possible.

   This Proxy Statement and the enclosed proxy were first sent or given to Company stockholders on or about April 11, 1997. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, including consolidated financial statements, which accompanies this Proxy Statement, is not a part of the proxy soliciting material.

   The close of business on March 26, 1997 (the "Record Date"), was fixed as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Meeting and any adjournment thereof. On the Record Date, the outstanding stock of the Company entitled to vote at the Meeting consisted of 16,538,649 shares of common stock, par value $.10 per share ("Common Stock").

   Holders of Common Stock on the Record Date are entitled to cast one vote per share, either in person or by proxy, on all questions properly before the
stockholders at the Meeting.   All properly executed proxies returned by holders
of Common Stock that are not revoked will be voted (or withheld from voting) according to the directions, if any, specified thereon. However, if proxies of holders of Common Stock are returned properly signed but without voting instructions, such proxies will be voted for the election of the nominees listed under "Election of Directors - Nominees for Election to the Board of Directors". Except as set forth herein, the Board is not aware of any other matters that are to be brought before the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote the proxy in accordance with their judgment on such matters.

   A proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is voted by delivering to the Company a duly executed instrument of revocation or a proxy bearing a later date or by voting the shares relating thereto in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy. Other than the election of directors, which requires a plurality of the votes cast, each matter submitted to the stockholders requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Meeting; and abstentions will, and broker non-votes will not, be counted as being present for this purpose.

   This solicitation is being made by mail. After the initial solicitation, further solicitations of proxies may be made by telephone or oral communications by officers or employees of the Company who will receive no extra compensation therefor. The Company will bear the entire cost of this solicitation, which will include reimbursement to brokerage houses, banks, and other fiduciaries for their reasonable expenses in forwarding soliciting materials to their principals.

                             ELECTION OF DIRECTORS

   The Board consists of eight members who are elected annually to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. The nominees for election as directors are identified below. Although all nominees currently intend to serve on the Board, if any nominee is unable or unwilling to serve, the Board may (a) nominate another person in substitution for such nominee, and the proxies will be voted for the election of such substitute nominee for director or (b) reduce the size of the Board accordingly. All nominees except Mr. Dees are incumbent directors.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

-------------------------------------------------------------------------------

GREG L. ARMSTRONG, age 38            Officer since 1981 and Director since 1992

Mr. Armstrong has been President and Chief Executive Officer of the Company since December 1992. He was President and Chief Operating Officer from October to December 1992, and Executive Vice President and Chief Financial Officer from June to October 1992. He was Senior Vice President and Chief Financial Officer from 1991 to 1992, Vice President and Chief Financial Officer from 1984 to 1991, Corporate Secretary from 1981 to 1988 and Treasurer from 1984 to 1987.

-------------------------------------------------------------------------------

JERRY L. DEES, age 57                                    New Nominee

Mr. Dees retired in 1996 as Senior Vice President, Exploration and Land, for Vastar Resources, Inc. (previously ARCO Oil and Gas Company), a position he had held since 1991. From 1987 to 1991, he was Vice President of Exploration and Land for ARCO Alaska, Inc., and from 1985 to 1987 held various positions as Exploration Manager of ARCO. From 1980 to 1985, he was Manager of Exploration Geophysics for Cox Oil and Gas Producers.

-------------------------------------------------------------------------------

TOM H. DELIMITROS, age 56                            Director since 1988

Mr. Delimitros has been General Partner of AMT Venture Funds (a venture capital firm) since 1989. He was a General Partner of Sunwestern Investment Funds and Senior Vice President of Sunwestern Management, Inc. (an investment management firm) from 1983 to 1988. He is also a director of Tetra Technologies, Inc. (a specialty chemical and chemical process company).

-------------------------------------------------------------------------------

WILLIAM M. HITCHCOCK, age 57                         Director since 1977

Mr. Hitchcock has been President of Avalon Financial, Inc. (a private investment company) since December 1996. He was employed as President of Plains Resources International Inc. (a wholly owned subsidiary of the Company) from 1992 to 1995. He was Chairman of the Board of the Company from August 1981 to October 1992, except for the period from April 1987 to October 1987 when he served as Vice Chairman. He was a consultant to the Company from 1982 to 1992. He is also a director of Thoratec Laboratories Corporation (a medical device company).

-------------------------------------------------------------------------------

DAN M. KRAUSSE, age 71                               Director since 1987

Mr. Krausse has been Chairman of the Board of the Company since December 1992. He has also been President of The Krausse Company (a private investment firm) since 1981, and was Chairman of the Board and Chief Executive Officer of Sunwestern Investment Group (a venture capital firm) from 1983 to 1987. He also is Chairman of the Board of Axis Gas Corporation (a private gas gathering and processing firm).

-------------------------------------------------------------------------------

JOHN H. LOLLAR, age 58                               Director since 1996

Mr. Lollar has been the Managing Partner of Newgulf Exploration L. P. since December 1996. He was Chairman of the Board, President and Chief Executive Officer of Cabot Oil & Gas Corporation from 1992 to 1995. He was President and Chief Operating Officer of Transco Exploration Company from 1982 to 1992. He is also a director of Inspectorate PLC (a private independent inspection services company).
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

ROBERT V. SINNOTT, AGE 47                            Director since 1994

Mr. Sinnott has been Senior Vice President of Kayne Anderson Investment Management, Inc. (an investment management firm) since 1992. He was Vice President and Senior Securities Officer of the Investment Banking Division of Citibank from 1986 to 1992. He is also a director of Glacier Water Services, Inc. (a vended water company) and National Energy Group, Inc. (an oil and natural gas company).

-------------------------------------------------------------------------------

J. TAFT SYMONDS, age 57                              Director since 1987

Mr. Symonds has been Chairman of the Board of Symonds Trust Co. Ltd. (an investment firm), and Chairman of the Board of Maurice Pincoffs Company, Inc. (an international marketing firm) since 1978. He is also Chairman of the Board of Tetra Technologies, Inc. (a specialty chemical and chemical process company).

--------------------------------------------------------------------------------

BOARD ORGANIZATION AND MEETINGS

     During 1996, the Board held four Board meetings and the committees of the Board held a total of ten meetings. No director attended fewer than 75% of the total number of meetings of the Board and the committees of which he was a member. The committees of the Board consist of the Audit, Compensation, Finance, and Corporate Governance Committees. The Audit Committee, consisting of Messrs. Delimitros, Symonds and Robert A. Bezuch (a current director who has chosen not to stand for re-election), held two meetings in 1996. The Audit Committee's function is to consult with the Company's independent auditors jointly with, and independently of, the management of the Company with respect to the scope and results of their audit of the Company's financial statements and to review the Company's financial reporting and accounting principles, policies and practices and its internal audit objectives, accounting and control policies and procedures. The Compensation Committee, consisting of Messrs. Delimitros, Hitchcock and Lollar, held three meetings in 1996. The function of the Compensation Committee is to recommend salaries, bonuses, deferred compensation, retirement plans and any other remuneration for the officers of the Company to the Board for its approval, and to administer the Company's stock option plans. The Finance Committee, consisting of Messrs. Armstrong, Lollar, Sinnott, and Symonds, held three meetings during 1996. The Finance Committee's function is to advise and assist the Company's management on financial matters and recommend to the Board all major financing undertaken, both debt and equity. The Corporate Governance Committee, consisting of Messrs. Armstrong, Hitchcock, Krausse, and Symonds, held two meetings in 1996. The Corporate Governance Committee's function is to review and evaluate all matters relating to Board process and effectiveness and to consider the requisite qualifications for Board service. The Corporate Governance Committee will also consider nominees recommended by stockholders. Stockholders desiring to make such recommendations for the 1998 Annual Meeting of Stockholders should submit, by December 12, 1997, the candidate's name, together with biographical information to: Chairman, Corporate Governance Committee of the Board of Directors of Plains Resources Inc., 1600 Smith Street, Suite 1500, Houston, Texas 77002.

COMPENSATION OF DIRECTORS

     Each director who is not otherwise compensated by the Company ("Non-employee Director") receives an attendance fee of $2,000 for each Board meeting attended (excluding telephonic meetings) plus reimbursement for related expenses, and an attendance fee of $500 for each committee meeting or telephonic Board meeting attended. A Non-employee Director may elect to receive a grant of shares of Common Stock in lieu of attendance fees for regular Board meetings, with the number of shares granted being determined by dividing the amount of the attendance fee earned by the per share market price of the Common Stock on the
date of the meeting.   In addition, each Non-employee Director will receive
annually a stock option to purchase 10,000 shares of Common Stock at an exercise price equal to the market price of the Common Stock on the grant date. Such options are exercisable not earlier than 6 months after the grant date and not later than 5 years after the grant date. Mr. Armstrong, as an employee, is otherwise compensated for his services to the Company and therefore receives no separate compensation for his services on the Board. In lieu of the compensation set forth above for Non-employee Directors, Mr. Krausse, as Chairman of the Board, receives an annual retainer of $60,000, payable in equal monthly installments. In addition, on January 25, 1996, Mr. Krausse was granted a stock option under the Company's 1992 Stock Incentive Plan for the purchase of 40,000 shares of Common Stock at an exercise price of $7.56 per share, the market value of the Common Stock on the grant date. Such option is currently exercisable for 50% of the shares covered thereby with the remainder vesting in equal installments of 25% on each of the second and third anniversaries of the grant date.

     SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth as of the Record Date certain information concerning the Common Stock beneficially owned by (i) the directors and nominees, (ii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers"),
(iii) the directors, nominees and all executive officers as a group and (iv) all persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock.

                                                SHARES
                                             BENEFICIALLY         PERCENT
BENEFICIAL OWNER                               OWNED (1)         OF CLASS
----------------                            --------------       ---------
Greg L. Armstrong.........................     228,775              1.4%
Jerry L. Dees.............................         -0-               -0-
Tom H. Delimitros.........................      20,492               (2)
William M. Hitchcock......................     388,734              2.3%
Dan M. Krausse............................      69,420               (2)
John H. Lollar............................      12,000               (2)
Robert V. Sinnott.........................      14,000(3)            (2)
J. Taft Symonds...........................      40,320               (2)
William C. Egg, Jr........................     180,523              1.1%
Phillip D. Kramer.........................     104,621               (2)
Michael R. Patterson......................     115,543               (2)
Harry N. Pefanis..........................     104,572               (2)

Directors and Executive Officers
   as a group (15 persons)................   1,490,336              8.5%

KAIM Non-Traditional, L.P.
1800 Avenue of the Stars, Suite 1425
Los Angeles, CA 90067.....................   2,936,461(4)          17.8%

George D. Bjurman & Associates
10100 Santa Monica Blvd., Suite 1200
Los Angeles, CA 90067.....................   1,465,750(5)           8.9%

Metropolitan Life Insurance Company
One Madison Avenue
New York, NY 10010-3690...................   1,802,326(6)          10.9%

Strome Susskind Investment
 Management, L.P.
1250 4th Street, Suite 420
Santa Monica, CA 90401....................   1,521,100(7)           9.2%

------------------
(1) Includes both outstanding shares of Common Stock and shares of Common Stock such person has the right to acquire within 60 days after the Record Date by exercise of outstanding stock options. Shares subject to exercisable stock options include 225,500 for Mr. Armstrong; 75,000 for Mr. Hitchcock; 60,000 for Mr. Krausse; 176,000 for Mr. Egg; 100,000 for Mr. Kramer; 115,000 for Mr. Patterson; 103,500 for Mr. Pefanis; and 10,000 each for Messrs. Delimitros, Lollar, Sinnott and Symonds.
(2)  Less than 1%.
(3) Mr. Sinnott is Sr. Vice President of Kayne Anderson Investment Management, Inc., the general partner of KAIM Non-Traditional, L.P. Mr. Sinnott disclaims beneficial ownership of the 2,936,461 shares held by KAIM.
(4)  Based on data provided by KAIM.
(5) Based on Schedule 13G dated January 10, 1997, filed by George D. Bjurman & Associates.
(6) Based on Schedule 13G, Amendment No. 5, dated February 12, 1997, filed by Metropolitan Life Insurance Company. In addition, State Street Research & Management Company , One Financial Center, 30th Floor, Boston, MA 02111-2690, a wholly-owned subsidiary of Metropolitan, filed a Schedule 13G, Amendment No. 5, dated February 12, 1997, for 1,428,713 of the same shares reported on Metropolitan's Schedule 13G. State Street advised that all such shares are owned by various clients and State Street disclaims any beneficial ownership in such shares.
(7) Based on Schedule 13G, Amendment No. 2, dated February 13, 1997, filed by Strome Susskind Investment Management L. P.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee, which is composed of three independent, Non-employee Directors, makes determinations and recommendations to the Board concerning the compensation of the Company's executive officers, except for grants under the Company's stock option plans, which plans are independently administered by the Committee. In order to make such determinations and recommendations, at the end of each year the Committee evaluates (i) the Company's performance relative to its annual objectives, (ii) the Company's performance relative to changes in the industry (i.e., performance relative to the opportunities available), and (iii) each executive officer's contribution to the Company's achievements during the year. The basic objectives of the executive compensation program are to:

    . Enable the Company to attract, retain, motivate and reward high caliber executive officers who are among the most skilled, talented and persistent individuals available in a very competitive marketplace;

    . Inspire executive officers to work as a team to innovatively and aggressively pursue Company goals;

    . Foster a general corporate atmosphere that promotes an entrepreneurial style of leadership in order to enable the Company to act quickly and flexibly to implement its plans and pursue opportunities as they arise;

    . Emphasize "pay for performance" by having a significant portion of the executive officers' total compensation "at risk" in the form of incentive compensation; and

    . Align the long term interests of the executive officers with those of the Company's stockholders through the use of stock options as a portion of compensation and thereby encourage the achievement of performance objectives that enhance stockholder value on a continuing basis.

    The Committee monitors general industry conditions, changes in regulations and tax laws and other developments which may, from time to time, require modifications of the executive compensation program in order to ensure the program is properly structured to achieve its objectives. The Company's executive compensation program currently is comprised of three major components; base salary, annual incentive compensation and longer term incentives through stock options.

BASE SALARIES

    Base salaries for each of the Company's executive officers are determined on an individual basis, taking into consideration the performance of the individual and his or her contributions to the Company's performance, the length of service of the individual with the Company, compensation by industry competitors for comparable positions, internal equities among positions and general economic conditions. Although no specific weight is assigned to these factors, the Committee generally targets the mid-point range of salary levels paid within the industry as a primary consideration in setting base salaries. In order to determine salary levels paid within the industry, the Committee reviews various industry surveys, proxy information of its competitors and also, from time to time, consults with independent compensation consulting firms. The Committee reviews the compensation practices of the companies which are most comparable to the Company in terms of asset value and which are included in the Media General Index - Oil and Natural Gas Exploration used in the Performance Graph on Page
10. The Committee believes that maintaining a competitive base salary structure is vital to attract and retain talented executives and that optimal performance is encouraged through the use of incentive programs, such as annual incentive compensation and stock option plans, furthering the goal of having "at risk" compensation as an important component of the executive compensation program.

ANNUAL INCENTIVE COMPENSATION

    In addition to their base salaries, the Company's executive officers may earn an annual incentive payment, depending on Company performance relative to certain objectives set forth in an annual business plan. Such annual objectives are a combination of operating, financial and strategic goals (such as oil and gas production levels, oil and gas reserve additions, achievement of income and/or cash flow targets and successful completion of major projects) that are considered to be critical to the Company's success. These objectives are not specifically weighted in the determination of whether to award annual incentive payments to executive officers since the relative importance of such objectives may change from year to year and the relative responsibilities of each executive officer in the achievement of each of the objectives may differ. After a year-end review of the Company's performance relative to the annual business plan, the Committee determines the amount of the annual incentive payment, if any, which will be awarded to an executive officer based on its subjective evaluation of factors which include the extent to which the objectives of the annual business plan were achieved, his or her contribution to the achievement of those objectives, and general economic and industry conditions.

STOCK OPTIONS

    The Company for many years has used stock options as its long-term incentive program for executive officers. Stock options are used in order to relate the benefits received by the executive officers to the amount of appreciation realized by the stockholders over comparable periods. Stock options are generally granted annually to executive officers. The size of the option grant to an executive officer is generally determined by dividing the total cash compensation paid to the officer for the prior year (salary plus annual incentive payment) by an average market price of the Common Stock during the
prior year.   Stock options are granted at exercise prices not less than the market value of the stock on the date of the grant and are not transferable. Therefore, such options have no realizable value unless the Company's stock appreciates in value. Stock options provide the executive officers the opportunity to acquire and build a meaningful ownership interest in the Company and, therefore, closely align the executive officers' interests with those of the stockholders.

    In 1996, the Board approved the grant of special performance options to Messrs. Armstrong and Egg for the purchase of 300,000 and 200,000 shares of Common Stock, respectively. The purpose of these performance options is to recognize the key leadership roles of Messrs. Armstrong and Egg in the attainment of the Company's future goals and objectives and to reward these individuals if a significant appreciation in the market value of the Common Stock is achieved during the five year term of the options. These options provide for an exercise price of $13.50 per share, become exercisable if the market price of the Common Stock equals or exceeds $24 per share for 20 out of 30 consecutive trading days prior to August 27, 2001 (the expiration date of the options), upon the optionee's death or disability, or the occurrence of certain events related to a change in control of the Company or termination of the optionee's employment.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The compensation of Mr. Armstrong for 1996 was determined in accordance with the executive compensation practices for all executive officers as discussed above. Following a review of compensation paid by industry competitors, Mr. Armstrong's annual base salary was increased to $275,000 in September 1996. In its annual review of the Company's performance in 1996 relative to its business plan, the Committee determined that substantially all of the material objectives of what the Board considered an aggressive business plan were met. Significant achievements included a 20% increase in proved oil and gas reserve volumes, a 33% increase in oil and gas production, a 450% reserve replacement ratio, a 123% increase in cash flow, an 84% increase in earnings before interest, taxes, depreciation and amortization, and a 524% increase in net income (after giving effect to non-recurring items) as compared to correlative results for 1995. In recognition of Mr. Armstrong's exemplary leadership in the Company's significant progress in 1996, Mr. Armstrong was awarded an annual incentive payment of $300,000. Mr. Armstrong also received the option grants described under "Option Grants in 1996".

                             COMPENSATION COMMITTEE

                          Tom H. Delimitros, Chairman
                              William M. Hitchcock
                                 John H. Lollar

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table shows certain compensation information for the Company's Chief Executive Officer and the other Named Executive Officers for services rendered in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994.

                                                                                      Long Term Compensation
                                                   Annual Compensation               ------------------------      All Other
                                                --------------------------             Number of Securities       Compensation
Name and Principal Position               Year    Salary ($)     Bonus ($)           Underlying Option Awards        ($)(1)
---------------------------               ----  ------------     ---------           ------------------------     -------------
Greg L. Armstrong                         1996     241,666         300,000                    345,000                 9,500
    President and Chief                   1995     225,000         140,000                     50,000                 8,812
    Executive Officer                     1994     225,000         117,000                        -0-                 7,403
---------------------------------------------------------------------------------------------------------------------------
William C. Egg, Jr.                       1996     193,333         210,000                    236,000                 9,500
    Senior Vice President-                1995     185,000         100,000                     35,000                 8,779
    Exploration and Production            1994     185,000          55,000                        -0-                 7,381
---------------------------------------------------------------------------------------------------------------------------
Phillip D. Kramer                         1996     150,000         150,000                     26,000                 9,500
    Vice President, Chief Financial       1995     150,000          55,000                     20,000                 7,508
     Officer and Treasurer                1994     150,000          25,000                        -0-                 6,518
---------------------------------------------------------------------------------------------------------------------------
Michael R. Patterson                      1996     150,000          40,000                     22,000                 9,500
    Vice President,                       1995     150,000          27,000                     20,000                 8,379
    General Counsel and Secretary         1994     150,000          35,000                        -0-                 7,062
---------------------------------------------------------------------------------------------------------------------------
Harry N. Pefanis                          1996     185,000         185,000                     33,000                 9,500
    Senior Vice President and             1995     150,000         115,000                     30,000                 7,477
    President of Plains Marketing         1994     150,000          45,000                        -0-                 6,502
    & Transportation Inc.
---------------------------------------------------------------------------------------------------------------------------

(1) The Company matches 100% of an employee's contribution to the Company's 401(k) Plan (subject to certain limitations in the plan), with such matching contribution being made 50% in cash and 50% in Common Stock (the number of shares for the stock match being based on the market value of the Common Stock at the time the shares are granted).

                             OPTION GRANTS IN 1996

     The following table provides information regarding stock options that were granted to the Named Executive Officers during 1996. The amounts shown as potential realizable values are based on assumed annualized rates of stock price appreciation of 5% and 10% over the term of the options as required by the regulations of the Securities and Exchange Commission ("SEC"). No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. For comparative purposes, also shown are the total gains that could be realized over a five-year period (the term of the options) by the Company's stockholders based on the same assumptions. There can be no assurance that the potential realizable values shown in this table will be achieved.





                                                                                                Potential Realizable Value at
                                         Number of      % of Total                                 Assumed Annual Rates of
                                        Securities        Options                                  Stock Price Appreciation
                                        Underlying      Granted to  Exercise                           for Option Term
                                          Options        Employees   Price   Expiration        ------------------------------
Name                                      Granted         in 1996   $/Share     Date                5% ($)         10% ($)
------                                    -------         -------   -------     -----          --------------  --------------
Greg L. Armstrong                         45,000 (1)         4.7%    7.8125   2/14/2001            97,088 (3)     214,538 (4)

                                         300,000 (2)        31.3%     13.50   8/27/2001               -0- (5)       -0-   (5)

------------------------------------------------------------------------------------------------------------------------------------

William C. Egg, Jr.                       36,000 (1)         3.8%    7.8125   2/14/2001            77,670 (3)     171,630 (4)

                                         200,000 (2)        20.8%     13.50   8/27/2001               -0- (5)       -0-   (5)

------------------------------------------------------------------------------------------------------------------------------------

Phillip D. Kramer                         26,000 (1)         2.7%    7.8125   2/14/2001            56,095 (3)     123,955 (4)

------------------------------------------------------------------------------------------------------------------------------------

Michael R. Patterson                      22,000 (1)         2.3%    7.8125   2/14/2001            47,465 (3)     104,885 (4)

------------------------------------------------------------------------------------------------------------------------------------

Harry N. Pefanis                          33,000 (1)         3.4%    7.8125   2/14/2001            71,198 (3)     157,328 (4)

------------------------------------------------------------------------------------------------------------------------------------

All Stockholders                            N/A              N/A       N/A        N/A          35,682,135 (3)  78,848,009 (4)

------------------------------------------------------------------------------------------------------------------------------------

(1) These options were granted on February 14, 1996 under the Company's 1996 Stock Incentive Plan, and became exercisable on May 23, 1996, for 25% of the shares covered thereby. The right to purchase the remaining 75% of such shares vests in equal installments on the first, second and third anniversaries of the grant date. To the extent not already exercisable, these options generally become exercisable upon a change of control of the Company resulting from (i) a change in the composition of the Board of Directors pursuant to which persons who were directors in April, 1992, (or were approved by a majority of those directors still remaining) cease to constitute at least two-thirds of the Board, (ii) dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company does not survive, or (iv) the transfer of 20% or more of the voting power of the Company's stock (except in a transaction approved by the Board or as a result of a merger or consolidation in which the Company is the surviving corporation). In addition, in the event of such a change in control, the holders of the option may elect to surrender for a cash payment equal to the difference between the exercise price and the market price of the Company's Common Stock on the date of such event. These options are not transferable except by will or the laws of descent and distribution.
(2) These performance options were granted on August 27, 1996 and become exercisable if the market price for the Common Stock equals or exceeds $24.00 per share ("Vesting Price") for 20 out of 30 consecutive trading days prior to August 27, 2001 (the expiration date of such options), upon the death or disability of the optionee, or the occurrence of certain events related to a change in control of the Company or termination of employment.
(3) The 5% rate of appreciation would result in a per share price of $9.97.
(4) The 10% rate of appreciation would result in a per share price of $12.58.
(5) The 5% and 10% rates of  appreciation would result in per share prices of
    $17.23 and $21.74, respectively.   At these rates of appreciation, these
    options would have no value since the Vesting Price of $24.00 per share would not be reached prior to the expiration date of such options.

                      AGGREGATED OPTION EXERCISES IN 1996
                          AND YEAR-END OPTION VALUES

     The following table sets forth information for each of the Named Executive Officers concerning the exercise of options during 1996 and the aggregate dollar value of in-the-money, unexercised options held at December 31, 1996. (SEC Regulations define options as "in-the-money" if the fair market value of the underlying security on such date exceeds the exercise price of the option.)

                                                                           Number of Securities              Value of Unexercised
                                                                          Underlying Unexercised             In-the-Money Options
                                     Number of                              Options At Year-End                At Year-End (2)
                                  Shares Acquired  Value Realized       ---------------------------      ---------------------------
Name                                on Exercise        ($) (1)          Exercisable   Unexercisable      Exercisable   Unexercisable
-----                             ---------------  --------------       -----------   -------------      -----------   -------------
Greg L. Armstrong                        -0-             -0-              189,250        358,750           1,750,391     1,135,547
------------------------------------------------------------------------------------------------------------------------------------

William C. Egg, Jr.                      -0-             -0-              149,500        244,500           1,396,250       800,000
------------------------------------------------------------------------------------------------------------------------------------

Phillip D. Kramer                     10,000          79,250               83,500         29,500             770,156       246,094
------------------------------------------------------------------------------------------------------------------------------------

Michael R. Patterson                  15,000         121,875               99,500         26,500             924,844       222,656
------------------------------------------------------------------------------------------------------------------------------------

Harry N. Pefanis                      10,000          83,750               80,250         39,750             733,203       333,984
------------------------------------------------------------------------------------------------------------------------------------

(1) Value Realized is determined by multiplying the number of shares acquired on exercise of the options by the spread between the exercise price and the price received for the sale of such shares.

(2) Year-end Value is determined by multiplying the number of shares underlying the options by the spread between the exercise price of such options and the year-end market price of the Common Stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

   The Company has an employment agreement with Mr. Armstrong which expires on March 1, 2000 (unless extended pursuant to the terms thereof) and provides for a current base salary of $275,000 per year, subject to annual review. If Mr. Armstrong's employment is terminated (i) without cause, he will be entitled to receive an amount equal to two times his base salary or (ii) as a result of a change in control of the Company, he will be entitled to receive an amount equal to three times the aggregate of his base salary and bonus, and in either event, will be entitled to receive medical benefits for two years following the date of such termination. Under such agreement, change in control of the Company is defined as a change occurring (i) through the acquisition of 25% or more of the voting power of the Company, or (ii) at such time as the Directors in office on the date of the agreement cease to constitute a majority of the Board. The Board has also authorized an employment agreement with Mr. Egg for an initial term of five years providing for a current base salary of $210,000, subject to annual review. As authorized, Mr. Egg's employment agreement will have termination and change in control provisions substantially similar to those in Mr. Armstrong's agreement described above.

   As described in footnotes (1) and (2) to the table entitled "Option Grants in 1996", in the event of certain corporate transactions, changes in control and changes in the composition of the Board of Directors under certain circumstances, the exercisability of certain options granted to the Named Executive Officers is accelerated. If the exercisability of options granted under the Company's 1992 and 1996 Stock Incentive Plans is accelerated, the option holders are afforded the right to surrender the option for a lump sum cash payment.

OFFICERS' RETIREMENT PLAN

   In 1996, the Board authorized the implementation of a retirement plan for executive officers. The basic terms of such authorization provide that an officer with at least fifteen years of service to the Company will be entitled to receive retirement income for a fifteen-year period, commencing at age 60, in an amount equal to 50% of his salary on May 23, 1996. It is anticipated that this retirement plan will be implemented within the next twelve months.

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Media General Industry Group Index No. 353, "Oil, Natural Gas Exploration" ("MG Group Index") and AMEX Market Value Index for five years ended December 31, 1996. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at December 31, 1991, and that any dividends were reinvested. Numerical values used for the year-end plot points in the graph are set forth in the table under the graph.


                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG PLAINS RESOURCES INC.,
                      MG GROUP INDEX AND AMEX MARKET INDEX



                             [GRAPH APPEARS HERE]





                          1991    1992    1993    1994    1995    1996
                         ------  ------  ------  ------  ------  ------

Plains Resources Inc.    100.00   66.07   46.43   38.39   64.29  111.61

MG Group Index           100.00   87.67  104.82  105.95  123.94  169.18

AMEX Market Index        100.00  101.37  120.44  106.39  137.13  144.70


                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16 of the Securities and Exchange Act of 1934 requires directors, executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's equity and derivative securities. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5 were required, the Company believes that during the fiscal 1996 year all filing requirements applicable to its officers and directors were met, except for one report on Form 4 of Mr. Egg reflecting the sale of 3,000 shares of Common Stock which was inadvertently filed late.


                                    AUDITORS

   The Board has selected Price Waterhouse as the Company's independent accountants for 1997. Price Waterhouse is an international accounting firm and has audited the Company's financial statements since 1977.

   A representative of Price Waterhouse will be present at the Meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from stockholders.


                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

   Proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting must be received by the Company's Secretary on or before December 12, 1997, to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.


                                    By Order of The Board of Directors,



                                    Michael R. Patterson
                                    Vice President, General Counsel & Secretary

April 11, 1997

PROXY                      PLAINS RESOURCES INC.                         PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Phillip D. Kramer and Michael R. Patterson, and each of them, as Proxies with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Plains Resources Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held in the Granger B Room of the Doubletree Hotel at Allen Center, Houston, Texas, on May 22, 1997, at 10:00 a.m. local time, and any adjournment or postponement thereof.

1.  ELECTION OF DIRECTORS        [ ]   FOR ALL NOMINEES LISTED BELOW (EXCEPT AS
MARKED TO THE CONTRARY BELOW)
                                 [ ]  WITHHOLD FOR ALL NOMINEES LISTED BELOW
  INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                 STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE FOLLOWING LIST:

   GREG L. ARMSTRONG, JERRY L. DEES, TOM H. DELIMITROS, WILLIAM M. HITCHCOCK,
     DAN M. KRAUSSE, JOHN H. LOLLAR, ROBERT V. SINNOTT AND J. TAFT SYMONDS

2.  TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                (Continued and to be signed on the other side)


                        (Continued from the other side)
In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                              Please sign exactly as your name appears on the left. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such; if signing for corporation, sign in full corporate name by authorized officer; and if signing for a partnership, sign in the partnership name by authorized person. When shares are in the names of more than one person, each should sign.

                              Date:_________________________________1997.

                              -------------------------------------------

                              -------------------------------------------
                              Signature(s) of Stockholder(s)
                              THIS PROXY IS SOLICITED ON BEHALF OF THE
                              BOARD OF DIRECTORS OF THE COMPANY.